EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of FleetMatics Group Limited of our report dated May 17, 2012, except for the change in the presentation of comprehensive income discussed in Note 2, as to which the date is August 13, 2012, relating to the consolidated financial statements of FleetMatics Group Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 20, 2012